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                                                                    EXHIBIT 10.6

                             [EarlyBird Letterhead]


                                                              September 12, 1997

Ms. Linda Jenkinson
Chief Executive Officer
DMS Corp.
65 West 36th Street
New York, NY 10018

Dear Ms. Jenkinson:

     This letter confirms our agreement that in connection with the acquisition of EarlyBird Courier Service, LLC by DMS Corp. and the contemplated Initial Public Offering of common stock $.01 par value per share in DMS Corp., or the entity utilized for the public offering you shall cause all shareholders under the control of DMS Corp. (e.g., the Class A members and others) to vote for my election to the Board of Directors of the public company.

     We agree that you will cause DMS Corp.'s attorneys to prepare, and have the other shareholders as discussed above execute, a formal Voting Trust Agreement reflecting our understanding no later than the closing in escrow as defined in the Asset Purchase Agreement. This Voting Trust Agreement is of the essence of our transaction.

                                             Very truly yours,



                                             /s/ Michael Fiorito
                                             -------------------
                                             Michael Fiorito
                                             President


Accepted & Agreed to:
DMS Corp.

By: /s/ Linda Jenkinson
    --------------------
    Linda Jenkinson, CEO